Exhibit 10.2

TERMINATION OF AMENDMENT TO LEASE CONTRACT

This Termination of Amendment to Lease Contract (“Termination Contract”) is made as of February 28, 2012, between The Puerto Rico Industrial Development Company, a public corporation organized and existing by virtue of Act No. 188 of May 11, 1942, as amended, (the “Landlord”), and Integra CI, Inc., formerly known as Integra Neurosciences P.R., Inc., a Cayman Islands company (the “Tenant”).

WHEREAS, Landlord and Tenant are parties to a certain Lease Agreement dated April 11, 2003 which was amended on October 24, 2005, amended and restated by a Lease Contract dated April 1, 2005 (registered by the Landlord on September 15, 2006), and amended by an Amendment to Lease Contract dated as of November 2, 2011 (the “Amendment.”) Pursuant to the provisions of the Amendment, the Landlord leased to the Tenant, and the Tenant rented from the Landlord, the Additional Premises, identified as Project No. S-1212-0-77-00.

WHEREAS, Landlord and Tenant desire to terminate the Amendment executed for the Additional Premises.

1.	The Amendment is hereby terminated effective as of the date of this Termination Contract.

2.	Landlord and Tenant agree that any notice requirements and any fees or penalties for termination of the Lease are hereby waived.

3.	Landlord acknowledges that Tenant requested the Amendment Termination; nevertheless, Landlord hereby releases Tenant from any further responsibility, obligation or liability under the Amendment, considering that Tenant did not receive the leased premises.

4.	Landlord has not inspected the premises.

5.	Landlord agrees to return the $46,109.92 ($15.235.45 Cash Receipt No. 170974- January 28, 2010 and $30,874.47 Cash Receipt No. 174805- November 16, 2011) representing the security deposit balance of this Termination of Amendment to Lease Contract.

6.	Except as otherwise provided in this Termination of Amendment to Lease Contract, terms used herein shall have the meanings ascribed to such terms in the Amendment.

IN WITNESS WHEREOF, Landlord and Tenant have executed, or caused to be executed, this Termination of Lease Agreement as of the day and year first above written.

LANDLORD:		TENANT:

PUERTO RICO INDUSTRIAL DEVELOPMENT COMPANY,		INTEGRA CI, INC.,

By:	/s/ Armando Bustillo	By:	/s/ Peter J. Arduini

Name:	Armando Bustillo	Name:	Peter J. Arduini

Title:	Director	Title:	President and Chief Executive Officer

Date:	3/26/12	Date:	4/2/12